77Q1(a) - Amended and Restated Agreement and Declaration of Trust dated January 18, 2017, filed via EDGAR (as Exhibit a) with Post-Effective
Amendment No. 26 (333-08045) on June 22, 2017
("Post-Effective Amendment No. 26"),
and incorporated herein by reference.

77Q1(a) - Amended and Restated By-Laws of
Registrant adopted January 18, 2017,
filed via EDGAR (as Exhibit b.1)  with
Post-Effective Amendment No. 26 (333-08045), and incorporated herein by reference.



77Q1(a)